                                                                  EXHIBIT (e)(2)

                        FORM OF SELLING GROUP AGREEMENT

                       PACIFIC SELECT DISTRIBUTORS, INC.
                            700 Newport Center Drive
                        Newport Beach, California  92660

Dear Financial Services Firm:

     As distributor, we invite you to join a selling group ("Selling Group") for the distribution of shares of the series of the Pacific Funds (the "Trust") identified in Schedule A hereto (each herein called a "Fund"), but only in those states in which the shares of the Trust may legally be offered for sale. On behalf of the Trust, we offer to sell to you shares of each Fund on the following terms:

     1.  No Agency.  In all sales of these shares to the public, you shall act
         ---------
as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Trust, for us or for any other member of the Selling Group.

     2.  Orders.  Orders received from you will be accepted by us and by the
         ------
Trust only at the public offering price applicable to each order, as established by the prospectus contained in the Fund's currently effective registration statement as amended or supplemented (together with the Fund's statement of additional information, the "Prospectus"), subject to the discount, commission or other concession, if any, as provided in the Prospectus. The procedures for handling orders shall be subject to the instructions which we shall forward to you from time to time. Upon receipt from you of any order to purchase shares of a Fund, we shall confirm to you in writing or by wire. Additional instructions may be forwarded to you from time to time, and we reserve the right to direct you to place orders directly with the Trust's transfer agent. All orders are subject to acceptance or rejection by us in our sole discretion and by the Trust in its sole discretion. The Trust reserves the right, at its discretion and without notice, to suspend the sale of Funds shares or withdraw entirely the sale of Fund shares or any or all Funds of the Trust.

     3.  Public Offering Price.  You may offer and sell shares to your customers
         ---------------------
only at the public offering price determined in the manner described in the Prospectus. The customers in question are for all purposes your customers and not customers of ours, and you shall be responsible for opening and maintaining the accounts of your customers. The public offering price is the net asset value per share as provided in the applicable Prospectus plus, if applicable, a sales charge from which you shall receive a discount as provided in the Prospectus. You shall receive a sales commission, if applicable, equal to a percentage of the amount invested, as provided in the Prospectus. You shall receive a distribution fee and/or service fee, if applicable, as provided in the Prospectus or as otherwise established by us, which fee shall be payable with respect to such assets, for such periods and at such intervals as are from time to time specified by us. The discounts or other concessions to which you may be entitled in connection with sales to your customers pursuant to any special features of the Funds (such as cumulative discounts, letters of intent, etc., the terms of which shall be as described in the Prospectus and related forms) shall be in accordance with the terms of such features. Sales charges and discounts may be subject to reduction in a variety of circumstances as may be described in the Prospectus. To obtain the benefit of any such reductions, we must be notified when the sale takes place if it qualifies for the reduced charge. There is currently no sales charge or selling concession on purchases of shares by the reinvestment of dividends or capital gains distributions. Our liability to you with respect to the payment of any distribution and/or service fee is limited to the proceeds received by us from the Trust under the distribution and/or service plans with respect to any class of shares of a Fund, and you waive any right you may have to payment of any such fee until we are in receipt of the proceeds from the Trust that are attributable to investments in the Funds by your customers. You will not be entitled to receive a sales commission or any distribution and/or service fee with respect to shares held for your own account.

     4.  CDSC.  We shall be entitled to any contingent deferred sales charges
         ----
("CDSC") on any shares sold. If any CDSC is waived for certain partial or complete redemptions as described in the Prospectus, then in any such case you shall remit to us promptly an amount equal to the commission or distribution and/or service fee paid by us to you on such shares when initially sold less an adjustment equal to the payments received by us on such shares pursuant to the distribution and/or service plans described in Section 15 hereof.

     5.  Responsibility of Selling Group Member.  By accepting this Selling
         --------------------------------------
Group Agreement ("Agreement"), you agree:

         (a)  That you will purchase shares only from us or from your customers.

         (b) That you will purchase shares from us only to cover purchase orders already received from your customers, or for your own bona fide investments.

         (c) That you will not purchase shares from your customers at a price lower than the applicable repurchase or redemption price established by or for a Fund. You may, however, sell shares for the account of your customer to the Funds, or to us as agent for the Trust, at the applicable repurchase or redemption price currently quoted by or for the Funds and charge your customer a fair fee for handling the transaction, which you should disclose to your customers.

         (d) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

         (e)  That you will not sell shares of a Fund short.

     6.  Conditional Orders.  We will not accept from you any conditional orders
         ------------------
for shares.

     7.  Repurchase or Redemption.  If any shares confirmed to you under the
         ------------------------
terms of this Agreement are repurchased or redeemed by the Trust or by us as agent for the Trust, or are tendered for repurchase or redemption, within seven business days after the date of our confirmation of the original purchase order, you shall forthwith refund to us the full discount, commission, finder's fee or other concession, if any, allowed or paid to you on such shares.

     8.  Records.  In accordance with the requirements of federal and state laws
         -------
and rules of applicable self-regulatory organizations ("SROs") as defined in the Securities Exchange Act of 1934, as amended ("Exchange Act"), including but not limited to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") ("NASD Rules"), you shall maintain complete records concerning the sale of Fund shares, information regarding your customers relating to the sale and/or servicing of Fund shares, including the manner and extent of distribution of any sales and marketing or other solicitation material. You shall make such records and files available to our staff or the staff of Pacific Life Insurance Company ("Pacific Life") at such times as we or Pacific Life may reasonably request and shall make such material available to personnel of the NASD, Securities and Exchange Commission ("SEC") or other regulatory agency that has regulatory authority over us, the Trust or Pacific Life.

     9.  Payment for Shares.  Payment for Fund shares shall be in New York
         ------------------
clearing house funds and must be received by the Fund's agent within three days after our acceptance of your order (or such shorter time period as may be required by applicable regulations). If such payment is not received, your order will be cancelled and you will be held responsible for any loss incurred by the Fund or by us, including loss of profit suffered by us, as a result of failure of you or your customer to make such payment.

     10. Shares.  Shares sold to you hereunder shall be available in negotiable
         ------
form for delivery against payment, unless other instructions have been given. Share certificates will not be issued.

     11. Sales.  All sales will be made subject to issuance of shares by the
         -----
Fund. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Sales charges, discounts, commissions or other concessions, and fees of any kind provided for hereunder are subject to change at any time by the Trust and us, and any new orders for shares placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the order by us or by the Fund.

     12. Prospectus.  References herein to the "Prospectus" shall mean the
         ----------
prospectus and statement of additional information of the Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise.

          13.  Representations Regarding Funds.  No person is authorized to make
               -------------------------------
any representations concerning shares of the Funds except those contained in the Prospectus and in printed information subsequently issued by us or by the Trust as information supplemental to the Prospectus. If you wish to use your own advertising or sales materials with respect to a Fund, all such advertising must be approved by us prior to use. You shall be responsible for any required filing of such advertising or sales materials with the NASD or any other applicable regulatory authority.

          14.  Representations and Warranties.    Each party's representations,
               ------------------------------
warranties and covenants set forth in this Agreement are continuous during the term of this Agreement, and each party agrees to notify each other party immediately, in writing, if, at any time during the course of this Agreement, any of the representations, warranties or covenants set forth herein become inaccurate or untrue of the facts related thereto.

          We represent, warrant and covenant that the Prospectus(es) relating to the Funds, that are and shall be in effect from time to time, contain no untrue statements of material fact and do not omit to state material facts, the omission of which makes any statement contained in such Prospectus(es) misleading.

          You represent, warrant and covenant that:

          (a) either (i) that you are a security dealer registered with the SEC under the Exchange Act and a member in good standing of the NASD; that you agree to comply with all state and federal laws, rules and regulations applicable to transactions hereunder and to the Conduct Rules of the NASD; that you will ensure that none of your registered representatives shall sell or recommend for sale any Fund to any person without reasonable grounds for believing, after appropriate inquiry; that the purchase of that Fund by your customers is suitable for that person; that you will notify us immediately in the event of your expulsion or suspension from the NASD; that you have established rules, procedures, and supervisory and inspection techniques necessary to train and to supervise diligently the activities of your NASD registered representatives, or (ii) in the alternative, if you are offering and selling shares of a Fund only in jurisdictions outside of the several states, territories and possessions of the United States and are not otherwise required to be a member of the NASD, that you nevertheless agree to conduct your business in accordance with the spirit of the Conduct Rules of the NASD, and to observe the laws and regulations of the applicable jurisdiction;

          (b) you will not offer to sell shares of a Fund in any state or other jurisdiction in which it may not lawfully be offered for sale, and that you will not offer or sell shares of a Fund except under circumstances that will result in compliance with applicable federal and state or other securities laws;

          (c) you will furnish to each person to whom any such sale or offer is made a copy of the applicable then-current Prospectus(es), copies of which shall be supplied to you in reasonable quantity upon your request;

          (d) you will provide (or arrange for the provision of) transaction confirmations as required under applicable law and regulation;

          (e) you will be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with you, in order for the Fund shares to be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations;

          (f) you will obtain from each customer to whom you sell shares any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with
          Section 3406 of the Code and the regulations thereunder; and

          (g) you will assist us and our affiliates in providing the following services to shareholders of the Funds: (i) maintaining regular contact with shareholders and assisting in answering any inquiries about the Funds; (ii) assisting in the establishment and maintenance of shareholder accounts and records; (iii) assisting shareholders in effecting administrative changes to their accounts (e.g., dividend options, account designations, address changes, and automatic investment or redemption options); (iv) assisting in processing transactions; and (v) providing any other information or personal services to shareholders as we may reasonably request.

          15.  Distribution and/or Service Fee.  So long as we are the
               -------------------------------
distributor of the Trust and this Agreement remains in effect, we agree to pay to you each quarter a distribution and/or service fee at annual rates set forth in Schedule B, applied to the average daily net assets of each class of each Fund in such quarter with respect to the shares of each such class of each Fund which are held in accounts by you for your customers. The fee will be accrued daily as of each business day and paid quarterly in arrears by the 15th day after the close of each calendar quarter; provided, however, that such fee will be paid only upon receipt by us of such distribution and/or service fee from the Trust with respect to the applicable class of shares of the applicable Fund. Each quarter's fee shall be determined independently of every other quarter's fee. For the quarter in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the quarter. Such fee will be paid by us to you only out of such Fund's applicable distribution and service fee payments made pursuant to the distribution and service plans (the "Plans") adopted with respect to each Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") in consideration of distribution and client services furnished by you hereunder with respect to each such Fund and its shareholders, except to the extent we agree to pay any portion of the distribution and/or service fee out of our own assets, and will only be paid with respect to any quarter to the extent such payments comply with the limitations on sales charges applicable to the sale of shares of open-end investment companies under Rule 2830(d) of the Conduct Rules of the NASD. Any such payments made pursuant to this Section 15 shall be subject to the following terms and conditions.

          (a) Any such payment shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted under the applicable Plans, except to the extent we agree to pay any portion of the distribution and/or service fee out of our own assets. Any such payments shall be in addition to any dealer discount or sales commission allowed to you pursuant to this Agreement.

          (b) The provisions of this Section 15 relate to the Plans. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this
          Section 15 shall provide the Trust's Board of Trustees (the "Board"), and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

          (c) You shall provide to us and the Trust each calendar quarter such information as shall reasonably be requested by us or the Trustees with respect to the fee paid to you under this Section 15 and the use of such fee.

          (d) You shall promptly deliver to the Board or to us upon reasonable request such information as is reasonably necessary to permit the Board to make an informed determination whether to continue the Plans.

          (e) In the event of the assignment (as defined by the 1940 Act) of this Agreement or in the event any Plan is terminated, is not continued, or ceases to remain in effect, then the provisions of this
          Section 15 shall automatically terminate with respect to the shares covered by such assignment or such terminated Plan.

          16.  Indemnification.  We agree to indemnify and hold you, your
               ---------------
officers, directors, agents and employees, harmless against any and all losses, claims, damages, or liabilities to which they may become subject under the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act, the 1940 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Funds filed pursuant to the Securities Act, or any Prospectus included as part thereof, as from time to time amended and supplemented, or in any advertisement or sales literature provided to you by us or the Trust.

          You agree to release, hold harmless and indemnify us, Pacific Life, the Trust, their affiliates and their officers, directors, trustees, representatives and agents (collectively, "Indemnified Persons"), from any and all direct or indirect liabilities or losses resulting from the breach of any term of this Agreement or applicable law or regulation or wrongful or negligent act by you or your directors, officers, employees, agents, or representatives (collectively, a "Covered Person"), or resulting from requests, directions, actions or inactions of a Covered Person regarding the purchase, redemption, repurchase or transfer of registration of shares of the Funds for accounts of you or your customers and other shareholders (including, but not limited to, transaction error corrections) or from any unauthorized or improper use of any on-line computer facilities administered by us, our affiliates, the Trust, or any of the Trust's agents. Furthermore, you agree to hold harmless and indemnify the Indemnified Persons against any and all claims, liabilities and expenses including, without limitation, reasonable attorneys' fees and expenses and any loss attributable to the Funds, that any Indemnified Person may incur from liabilities resulting from or arising out of or based upon (a) any untrue or alleged untrue statement by a Covered Person other than statements contained in the registration statement or Prospectus relating to the Funds, (b) (i) any inaccurate or misleading, or allegedly inaccurate or misleading sales material used by a Covered Person in connection with any marketing or solicitation relating to the Funds, other than sales material provided preprinted by us or the Trust, and (ii) any use of any sales material by a Covered Person that either has not been specifically approved in writing by us or the Trust or that, although previously approved in writing by us or the Trust, has been disapproved, in writing by us or the Trust, for further use, or (c) any act or omission of a Covered Person including, without limitation, failure to be registered as required as a broker/dealer under the Exchange Act, or licensed in accordance with the rules of any applicable SRO.

          Each party has the duty to mitigate damages for which the other party may become responsible.

          17.  Fidelity Bond.  You represent and covenant that all of your
               -------------
directors, officers and employees who have access to funds of ours, the Trust or your customers are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a bonding company rated A- or better from A.M. Best or equivalent rating from another nationally recognized statistical rating organization. This bond shall be maintained at your expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules. You acknowledge that we may require evidence that such coverage is in force, and you shall promptly give notice to us of any notice of cancellation or change of coverage.

          You assign any proceeds received from the fidelity bond company, error and omissions or other liability coverage, to us or the Trust to the extent of our or the Trust's loss due to activities covered by the bond. If there is any deficiency, you will promptly pay us or the Trust the amount of such deficiency on demand. You shall indemnify and hold harmless us or the Trust from any such deficiency and from the cost of collection.

          18.  Periodic Reports.  You shall prepare such periodic reports for us
               ----------------
as shall reasonably be requested by us. You agree to promptly inform the Trust or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints and other similar correspondence. You shall provide the Trust and us on a timely basis with such information as may be required to complete various regulatory forms.

          19.  Fund Reports.  Unless otherwise mutually agreed in writing, we or
               ------------
the Trust shall deliver or cause to be delivered to each of the customers who purchase shares of the Funds through you copies of all annual and interim reports and any other information and materials relating to the Funds and prepared by or on behalf of the Trust, the Funds or their investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. You may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to us, Pacific Life or the Funds (except material which we have provided to you) without our prior written approval.

          20.  Accounts.  As a result of the necessity to compute the amount of
               --------
any early withdrawal charge or CDSC due with respect to the repurchase or redemption of certain shares, we may limit your ability hold shares of a Fund imposing such a charge in an account registered in your name or in the name of your nominee for the benefit of certain of your customers except with our prior written consent. Except as otherwise permitted by us, shares of a Fund owned by a shareholder must be in a separately identifiable account for such shareholder.

          21.  Share Classes and Funds.  Each Fund may be divided into one or
               -----------------------
more classes of shares, certain of which may only be available to specific classes of investors. Future classes of shares may be offered at net asset value and may or may not have an initial sales charge, an early withdrawal charge, a CDSC, an asset-based distribution fee, an asset-based service fee, and/or a conversion feature. In addition, the Trust may organize and offer new Funds from time to time. Please see the Prospectus for a more complete description of the Funds available and the share classes available with respect to each Fund, and the distinctions between the classes of shares. We may inform you of any new Funds or share classes ("New Product") and their related compensation schedules. If you place an order with us or the Trust for any New Product, the terms of this Agreement shall be applicable to your activities, and you shall be deemed to have accepted the relevant compensation schedule, with respect to the New Product, and this Agreement (including Schedules A and B) shall be deemed to be amended as necessary to identify the New Product and specify the relevant compensation schedule.

          22.  Binding Agreement.  This Agreement shall be binding upon both
               -----------------
parties hereto when executed by both parties and shall be in substitution of any prior Selling Group agreement between you and us regarding Fund shares. The payment of related distribution and/or service fees, if any, shall be subject to the Plans adopted by the Funds with respect to each class of shares. It is expressly recognized by each party hereto that the Trust and Pacific Life are intended third party beneficiaries of this Agreement.

          23.  Liability.  We shall be under no liability to you except for
               ---------
obligations expressly assumed by us herein.

          24.  General Provisions.
               ------------------

          24.1  Waiver. Failure of any of the parties to insist promptly upon
                ------
strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute waiver of the right to enforce strict compliance.

          24.2  Independent Contractors.  You and your agents are each an
                -----------------------
independent contractor and not an employee or subsidiary of ours or of Pacific Life or the Trust. Nothing contained in this Agreement or otherwise shall be deemed to make any registered representative of you or any agent appointed by you an employee or agent of ours or of Pacific Life or the Trust for tax or any other purposes. Neither we, Pacific Life, nor the Trust shall have any responsibility for training or supervision of any such agent or registered representative or of any other of your or your affiliates' employees.

          24.3  Assignment.  This Agreement is not assignable or transferable,
                ----------
except that we may assign or transfer this Agreement to any successor firm or corporation which becomes the distributor of the shares of the Funds, to the extent permitted under applicable law.

          24.4  Notices.  Any notice or required or otherwise given pursuant to
                -------
this Agreement may be given electronically by facsimile or electronic mail (but not orally by telephone) or by mail, postage paid, (including any express mail service), transmitted to us at the address in the heading above and to you at the address specified below, unless changed by notice given in accordance with this Agreement.

          24.5  Severability.  To the extent this Agreement may be in conflict
                ------------
with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provisions of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

          24.6  Proprietary Information.  You acknowledge that information
                -----------------------
pertaining to this Agreement and the compensation structure hereunder is proprietary in nature and belongs exclusively to us. You agree that you will not disclose any such information to any person, for consideration or otherwise, unless (a) we have authorized such disclosure in writing or (b) if such disclosure is expressly required by state or federal regulatory authorities and we have received notice, in writing, of such disclosure.

          24.7  Confidentiality Clause.  You acknowledge  that as a result of
                ----------------------
the Agreement, you may have access to and receive from us or the Trust, non-public personally identifiable financial and/or health information (NPI), as defined in federal and state law, regarding consumers, customers, former customers and/or their beneficiaries. You agree to maintain the confidentiality of such NPI and shall not use, disclose, furnish or make accessible such NPI to anyone other than your employees and agents as necessary to carry out your obligations under this Agreement. You further agree to establish and maintain administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the NPI. At our request, or in the absence of such request, upon termination of this Agreement, you shall promptly return all NPI which has been provided to you, or dispose of such NPI in a manner agreed upon by us.

          24.8   Amendments. Except as expressly provided herein, you agree that
                 ----------
we have and reserve the right, in our sole discretion, to modify or amend this Agreement, and the schedules thereto, upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice. No amendment will impair the right to receive commissions as accrued with respect to Fund shares sold prior to the amendment.

          24.9   Duration and Termination.  This Agreement shall continue until
                 ------------------------
terminated without penalty by you or by us as provided for in this Section 24.9. Either party may terminate this Agreement by notice in writing to the other, which termination shall become effective thirty (30) days after the date of mailing such notice. This Agreement may be terminated with respect to a Fund or a class of shares thereof at any time, without payment of any penalty, by vote of a majority of the disinterested trustees of the Trust (as defined in the Plans), or by vote of a majority of the class of shares of such Fund for which services are provided hereunder, on 60 days' written notice. This Agreement shall terminate automatically in the event of its assignment by you (as such term is defined in the 1940 Act). Without limiting the foregoing, we may terminate this Agreement for cause on violation by you of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to you of such termination. Your expulsion from the NASD will automatically terminate this Agreement without notice and your suspension from the NASD or your violation of applicable state or federal laws or rules and regulations of an authorized regulatory agency will terminate this Agreement effective upon the date of our mailing notice to you of such termination. The failure to assert our right to terminate this Agreement for cause will not be construed as a waiver of any provision of this Agreement nor of our right to enforce said provision thereafter.

          24.10  Governing Law.  This Agreement will be governed by the laws of
                 -------------
the State of Delaware, without giving effect to the conflict of law principles thereof. You consent to the jurisdiction of the courts of the State of Delaware and to the jurisdiction of federal courts located within Delaware. This Agreement is subject to the Prospectus from time to time in effect, and, in the event of a conflict, the terms of the Prospectus shall control.

          24.11  Complaints and Investigations.  The parties to this Agreement
                 -----------------------------
agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each such party and any of their directors, trustees, officers, employees, agents or representatives or their affiliates to the extent that such investigation or proceeding is in connection with any of the activities governed by this Agreement. Without limiting the foregoing: (a) you shall promptly notify us of any complaint or comment regarding the Funds or the shares of the Funds or any allegations that you or your directors, trustees, officers, employees, agents or representatives or their affiliates violated any law, regulation or rule in connection with the activities governed by this Agreement; (b) you shall promptly investigate any such complaints or allegations, take appropriate remedial measures and notify us of the same; and
(c) you shall cooperate fully with us and the Trust in any regulatory or judicial proceeding involving your activities under this Agreement.

          24.12  Survival.  All representations and warranties made in or
                 --------
pursuant to this Agreement and the provisions of Sections 24.6, 24.7 and 24.11 hereof, shall survive termination of this Agreement. Notwithstanding the preceding sentence, any actions or inactions of any party hereto during the term of this Agreement shall be governed by this Agreement as in effect at the time of such action or inaction.

          24.13  Entire Agreement.  This Agreement shall constitute the entire
                 ----------------
agreement among the parties and supersedes all prior agreements and understandings, whether written or verbal.

          By signing below, each of the undersigned agrees to have read and be bound by the terms and conditions of this Agreement. Each of the undersigned acknowledges receipt of a copy of this Agreement.

                       Pacific Select Distributors, Inc.


                       By:
                          ---------------------------------
                              Authorized Signature

                       Title:
                             ------------------------------


--------------------------------------------------------------------------------
PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY THE UNDERSIGNED FINANCIAL SERVICES FIRM

----------------------------------         -------------------------------------



Printed Firm Name                          Address

----------------------------------         -------------------------------------
Authorized Signature                       Area Code and Telephone Number

----------------------------------         -------------------------------------
Name and Title                             Area Code and Facsimile Number

Dated:
      ----------------------

                                   Schedule A

     Schedule designating the series of the Trust with respect to which this Agreement relates.

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF INVESCO Health Sciences Fund
PF INVESCO Technology Fund
PF Janus Strategic Value Fund
PF Janus Growth LT Fund
PF Lazard International Value Fund
PF MFS Mid-Cap Growth Fund
PF MFS Global Growth Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund


Dated:  June 13, 2001

                                   Schedule B

     Annual Distribution and Service Fee rate schedule with respect to Class A, Class B and Class C shares of the Funds as paid pursuant to Section 15.

Class A Shares
     12b-1 distribution fee
     12b-1 shareholder services fee

Class B Shares*
     12b-1 shareholder services fee

Class C Shares*
     12b-1 distribution fee

     12b-1 shareholder services fee


*payments begin one year after shares are purchased